 Exhibit 21.1

Subsidiaries of BBX Capital, Inc.	Jurisdiction of
Organization
Eden Services, Inc.	Florida
I.R.E. Property Analysts, Inc.	Florida
I.R.E. Energy 1981, Inc.	Florida
Kingsway Services Inc.	Florida
Risk Management Services, LLC	Florida
BFC/CCC, Inc.	Florida
B-D2 Holdings, LLC	Florida
B-DJ Holdings, LLC	Florida
B-26 Holdings, LLC	Florida
D-2 Acquisition	Florida
PF Program Partnership, LP	Delaware
PF Program GP LLC	Delaware
LAS Trademark, LLC	Florida
Las Olas Confections and Snacks, Inc.	Florida
Confections by Design, LLC	Florida
BBX Capital Real Estate, LLC	Florida
BBX Capital Partners, LLC	Florida
BBX Sweet Holdings, LLC	Florida
Food for Thought Restaurant Group – Florida, LLC	Florida
Renin Holdings, LLC	Florida

Subsidiaries of BBX Capital Real Estate, LLC

BBX Partners, Inc.	Florida
BBX Capital Asset Management, LLC	Florida
Florida Asset Resolution Group, LLC	Florida
BBX Altman Operating Entities, LLC	Florida
BBX Altis Projects, LLC	Florida
BBX Capital Real Estate Investments, LLC	Florida
BBX Las Olas Investments, LLC	Florida
BBX Altman Holdings, LLC	Florida
BBX Sky Cove, LLC	Florida

Subsidiaries of BBX Partners Inc.
Heartwood Partners 1, LLC	Florida
Heartwood Partners 2, LLC	Florida
Heartwood Partners 3, LLC	Florida

Subsidiaries of BBX Capital Asset Management, LLC
BBX Chapel Trail, LLC	Florida
BBX Shingle Creek, LLC	Florida
BBX Miramar, LLC	Florida
BBX Centra, LLC	Florida
FL Cell Tower, LLC	Florida
BBX Austin, LLC	Florida
BBX Hialeah Apartments, LLC	Florida
Hialeah Multifamily, LLC	Florida

Banc Servicing Center, LLC	Florida
Fidelity Tax, LLC	Florida
Heartwood 3, LLC	Florida
Heartwood 4, LLC	Florida
Heartwood 11, LLC	Florida
FL Billboards, LLC	Florida
Heartwood 18, LLC	Florida
Heartwood 19, LLC	Florida
Heartwood 21, LLC	Florida
Heartwood 23, LLC	Florida
Heartwood 24, LLC	Florida
Heartwood 40, LLC	Florida
Heartwood 42, LLC	Florida
Heartwood 44, LLC	Florida
Heartwood 47, LLC	Florida
Heartwood 50, LLC	Florida
Heartwood 88, LLC	Florida
Heartwood 90, LLC	Florida
Heartwood 91, LLC	Florida
Heartwood 91-2, LLC	Florida
Heartwood 91-3, LLC	Florida
Heartwood 91-4, LLC	Florida
Heartwood 92, LLC	Florida
BBX Grand Central, LLC	Florida
BBX Promenade, LLC	Florida

Subsidiary of Heartwood 91-2, LLC
Unique Restaurant of Mizner Park Inc.	Florida

Subsidiaries of Florida Asset Resolution Group, LLC
Heartwood 58, LLC	Florida
FAR Holdings Group, LLC	Florida

Subsidiaries of Heartwood 58, LLC
FT Properties, LLC	Florida
Sunrise Atlantic, LLC	Florida
Heartwood 45, LLC	Florida
Heartwood 56, LLC	Florida
Heartwood 57, LLC	Florida

Subsidiaries of FAR Holdings Group, LLC
Heartwood 2, LLC	Florida
Heartwood 43, LLC	Florida
Heartwood 55, LLC	Florida
FAR 2, LLC	Florida
FAR 4, LLC	Florida
FAR 5, LLC	Florida
FAR 6, LLC SS.	Florida
SHL Holdings, Inc	Florida

Subsidiaries of BBX Sweet Holdings, LLC
The Hoffman Commercial Group, Inc.	Florida
Good Fortunes East, LLC	Florida
Boca Bons East, LLC	Florida
B&B Bons, LLC	Florida
S&F Good Fortunes, LLC	Florida
Las Olas Confections and Snacks, LLC	Florida
IT’SUGAR Holdings. LLC	Florida
Anastasia Confections, Inc.	Florida

Subsidiary of IT’SUGAR Holdings, LLC
IT’SUGAR, LLC	Florida

Subsidiaries of IT’Sugar, LLC
IT’Sugar Atlantic City, LLC	Delaware
IT’Sugar FLGC, LLC	Florida

Subsidiaries of Food For Thought Restaurant Group – Florida, LLC
Food For Thought Restaurant Group – LLC	Florida

Subsidiaries of Renin Holdings, LLC
Renin US, LLC	Mississippi
Renin Canada Corporation	Canada

Subsidiaries of Renin Canada Corporation
Renin UK Corporation	United Kingdom